UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 9, 2025
COMPASS PATHWAYS PLC
(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-39522	Not applicable
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
33 Broadwick Street
London W1F 0DQ
United Kingdom
(Address of Principal Executive Offices; Zip Code)
+1 (716) 676-6461
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value £0.008 per share	CMPS	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.
On January 10, 2025, COMPASS Pathways plc (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with TD Securities (USA) LLC (“TD Cowen”), Cantor Fitzgerald & Co., Stifel, Nicolaus & Company, Incorporated and RBC Capital Markets, LLC, as representatives (the “Representatives”) of the underwriters listed therein (the “Underwriters”), relating to the issuance and sale in an underwritten offering (the “Offering”) of (i) 24,014,728 American Depositary Shares, each representing one ordinary share, nominal value £0.008 each, of the Company (“ADSs”) and accompanying warrants to purchase up to 24,014,728 ADSs (the “ADS Warrants”), and (ii) in lieu of ADSs, to certain investors, pre-funded warrants to purchase up to 11,044,720 ADSs (the “Pre-Funded Warrants” and together with the ADS Warrants, the “Warrants”) and accompanying ADS Warrants to purchase up to 11,044,720 ADSs. The offering price is $4.2750 per ADS and accompanying ADS Warrant, and $4.2649 per Pre-Funded Warrant and accompanying ADS Warrant. All of the ADSs and Warrants in the Offering are being sold by the Company.
Gross proceeds from the Offering before deducting underwriting discounts and commissions and other estimated offering expenses are expected to be approximately $150 million and up to approximately $353 million if the ADS Warrants are fully exercised for cash. The Offering is expected to close on January 13, 2025, subject to the satisfaction of customary closing conditions.
The Offering was made pursuant to the Company’s registration statement on Form S-3 (File No. 333-282522), which was filed with the Securities and Exchange Commission (the “SEC”) on October 7, 2024, and declared effective by the SEC on October 17, 2024.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by such parties. In addition, subject to certain exceptions, the Company, its officers and directors have agreed not to offer, sell, transfer, or otherwise dispose of any ADSs, ordinary shares or similar securities during the 60-day period following the date of the Underwriting Agreement, without first obtaining the written consent of the Representatives.
The Pre-Funded Warrants will have an exercise price of $0.0001 per ADS and be exercisable immediately upon the closing of the Offering. The Pre-Funded Warrants may be exercised by delivery of the aggregate exercise price or by means of a cashless exercise. The Pre-Funded Warrants expire when exercised in full.
The ADS Warrants will have an exercise price of $5.7960 per ADS, representing a 40% premium to the last sale price of the ADSs, and are exercisable following a specified data milestone. The ADS Warrants will expire three years after issuance. The ADS Warrants are exercisable for cash, provided however, that if, at the time a holder of ADS Warrants exercises its ADS Warrants, a registration statement registering the issuance of the ADSs representing ordinary shares underlying the ADS Warrants under the Securities Act is not then effective or available for the issuance of such ADSs, then in lieu of making the cash payment, the holder may elect to cashless exercise.
Once the ADS Warrants become exercisable, the Company may force the exercise of the ADS Warrants (by way of cash or cashless exercise, at the Company’s option), in whole or in part, by delivering a notice of forced exercise to the holders, provided that the closing price for the Company’s ADSs on Nasdaq exceeded the ADS Warrant exercise price for the three consecutive trading days prior to the date on which the notice of forced exercise is delivered. In the event that the Company forces the exercise of the ADS Warrants, to the extent that the holder would own more than the Beneficial Ownership Limitation (defined below), the holder would receive a Pre-Funded Warrant for those number of ADSs which would cause the holder to exceed than the Beneficial Ownership Limitation.
Under the terms of the Warrants, a holder (together with its affiliates) may not exercise any portion of such holder’s Warrants to the extent that the holder would own more than 9.99% of the number of the Company’s ordinary shares outstanding immediately after giving effect to the exercise, which percentage may be increased up to 19.99% or decreased at the holder’s election upon at least 61 days’ notice to the Company (the “Beneficial Ownership Limitation”). The exercise price of the Warrants and the number of ADSs representing ordinary shares upon exercise of the Warrants are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Company’s ordinary shares and ADSs and any adjustment to the ADS ratio of ordinary shares per ADS.
In the event of certain fundamental transactions, the Warrants will be automatically exercised through a cashless exercise and, with respect to any ADSs underlying the Warrants for which the automatic exercise would cause the aggregate number of ADSs representing ordinary shares beneficially owned by the holder (together with its affiliates) to exceed the Beneficial Ownership Limitation, for the cash value equal to the Black-Scholes Value to be paid.
The foregoing descriptions of the terms of the Underwriting Agreement and the Warrants do not purport to be complete and are each qualified in their entirety by reference to the Underwriting Agreement, the Form of Pre-Funded Warrant and Form of ADS Warrant, respectively, which are filed as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2 hereto and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On January 10, 2025, the Company issued a press release announcing the Offering. A copy of the press release announcing the Offering is attached to this Current Report on Form 8-K as Exhibit 99.1.
The information contained under Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act except as may be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.
On January 9, 2025, the Company delivered written notice to the placement agent that it was suspending and terminating the sales agreement prospectus, dated October 18, 2024 (the “ATM Prospectus”) relating to up to $93,512,230 of the Company’s ADSs that may be issued and sold pursuant to the Sales Agreement, dated October 8, 2021, as amended, by and between the Company and TD Cowen (the “Sales Agreement”). The Company will not make any sales of its ADSs pursuant to the Sales Agreement, unless and until a new prospectus, prospectus supplement or registration statement is filed.
The Sales Agreement remains in full force and effect.
Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Any statements, other than statements of historical fact, including statements regarding the expected timing for the closing of the Offering and the anticipated proceeds to be received in the Offering (including, without limitation, the proceeds, if any, from the exercise of the Warrants) and any other statements containing the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” and similar expressions, are forward-looking statements. These forward-looking statements are based on the Company’s current intentions, beliefs and expectations regarding future events. The Company cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from the Company’s expectations, including market risks and other market conditions; the risk that the conditions to the closing of the Offering are not satisfied; and the risk that investors will not exercise the Warrants and those risks and uncertainties described under the heading “Risk Factors” in the Company’s most recent annual report on Form 10-K or quarterly report on Form 10-Q and in other reports the Company has filed with the U.S. Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this Form 8-K, and, except as required by law, the Company does not undertake to update any forward-looking statement to reflect new information, events or circumstances.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.

1.1	Underwriting Agreement between the Company, TD Securities (USA) LLC, Cantor Fitzgerald & Co., Stifel, Nicolaus & Company, Incorporated and RBC Capital Markets, LLC, dated as of January 10, 2025

4.1	Form of Pre-Funded Warrant

4.2	Form of ADS Warrant

5.1	Opinion of Goodwin Procter (UK) LLP

5.2	Opinion of Goodwin Procter LLP

23.1	Consent of Goodwin Procter (UK) LLP (included with the opinion filed as Exhibit 5.1)

23.2	Consent of Goodwin Procter LLP (included with the opinion filed as Exhibit 5.2)

99.1	Press Release, dated January 10, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS PATHWAYS PLC

Date: January 10, 2025	By:	/s/ Teri Loxam
Teri Loxam
Chief Financial Officer